                                   EXHIBIT  11

                            CORNUCOPIA RESOURCES LTD.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


BASIS LOSS PER SHARE
                                                                               December 31,
1.  Weighted average shares outstanding                             1998           1997           1996
                                                                 ----------     ----------     ----------
    Number of shares outstanding, beginning of year              38,556,040     35,058,040     26,290,340

    Number of shares issued during the year                       3,035,794      3,498,000      8,767,700

    Weighted average number of shares outstanding, end of year   39,291,535     37,514,204     30,287,082
                                                                 ----------     ----------     ----------

                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

2.  Loss for the year                                              (707,607)   (18,464,625)    (2,610,635)
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

    Loss per share                                                    (0.02)         (0.49)         (0.09)
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

FULLY DILUTED LOSS PER SHARE

1.  Shares outstanding

    Weighted average number of shares outstanding
      at end of year                                             39,291,535     37,514,204     30,287,082

    Assumed exercise of options (approved; eligible)              1,795,000      2,275,000      2,303,000

    Assumed exercise of warrants                                  1,750,000      8,431,500      8,306,500

    Shares outstanding - fully diluted                           42,836,535     48,220,707     40,896,582
                                                                 ----------     ----------     ----------

2.  Loss for the year                                              (707,607)   (18,464,625)    (2,610,635)
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

    Fully diluted loss per share                                      (0.02)         (0.38)         (0.09)
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------


                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------